Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-197793 on Form S-3 of our report dated April 15, 2012, relating to the consolidated financial statements of Quicksilver Resources Inc. and subsidiaries for the year ended December 31, 2011, appearing in the Annual Report on Form 10-K/A of Quicksilver Resources Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP
Fort Worth, Texas
September 30, 2014